Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-262226) on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated July 28, 2021, relating to the financial statements of TeraWulf Inc., appearing in Registration Statement No. 333-258335 on Form S-4 of Telluride Holdco, Inc.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

January 31, 2022

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